Exhibit 99.1

RF MONOLITHICS, INC.

CERTIFICATE PURSUANT TO SECTION 906
OF SARBANES – OXLEY ACT OF 2002

The undersigned, David M. Kirk, Chief Executive Officer and President of RF Monolithics, Inc. (the “Company”), DOES HEREBY CERTIFY that:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 21st day of November, 2002.

/s/ David M. Kirk
Name:	David M. Kirk

Title:	Chief Executive Officer and President